Exhibit 99.1

NEWS RELEASE	For Further Information Contact
News 21.03	Investor Relations: 281-504-4000
Email: info@harkenenergy.com
www.harkenenergy.com

DRAFT

For Immediate Release

Harken Provides Update on Sale of

Non-Core Assets

HOUSTON, Texas, (October 27, 2003) — Harken Energy Corporation (AMEX: HEC) (“Harken”) announced today that the previously announced purchase and sale of its oil and gas properties located in the Panhandle region of Texas which was scheduled to close on November 5, 2003 has been terminated by both parties. The Company is currently negotiating with a second interested party, also introduced through the Petrie Parkman process for a sale of the same non-core assets. The Company remains optimistic that a sale can be completed prior to the end of 2003 if its current negotiations are successful.

Certain statements in this news release regarding future expectations and plans may be regarded as “forward looking statements” as defined by federal law. Although Harken believes such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Reform Act of 1995. They are subject to various risks, including uncertainties regarding timing, and capital availability, as discussed in detail in Harken’s annual reports filed with the Securities and Exchange Commission.